UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2011

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2011, Synopsys, Inc. (the “Company”) entered into a five-year, $350.0 million senior unsecured revolving credit facility (the “Credit Facility”) providing for revolving loans to the Company, under a credit agreement among the Company and several lenders (the “Credit Agreement”). The Credit Facility replaces the Company’s previous $300.0 million senior unsecured credit facility, which was terminated effective October 14, 2011. Subject to obtaining additional commitments from lenders, the amount of the Credit Facility may be increased by the Company by up to an additional $150.0 million. The Credit Facility contains financial covenants requiring that the Company maintain a maximum leverage ratio and minimum specified levels of cash (each as defined in the Credit Agreement, with levels set forth therein), as well as other non-financial covenants, and is subject to customary events of default. The Credit Facility terminates on October 14, 2016. Interest will accrue on the revolving loans at a floating rate based on, at the Company’s election, (i) the Eurodollar Rate (as defined in the Credit Agreement) or (ii) the greatest of (a) the Federal Funds Rate plus 0.50%, (b) the one-month Eurodollar Rate plus 1% and (c) JPMorgan Chase Bank’s prime rate (such greatest rate, the “ABR”), in each case, plus an applicable margin. The applicable margin with respect to (i) Eurodollar Rate based loans ranges from 0.975% to 1.200% and (ii) ABR loans ranges from 0.000% to 0.200%, and may increase or decrease based on the Company’s total leverage ratio. The Company is also required to pay a facility fee at an applicable margin ranging from 0.150% to 0.300% based on the Company’s total leverage ratio on the daily amount of the revolving commitment. The Company has not made any borrowings under the Credit Facility as of the date hereof.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.43	Credit Agreement, dated October 14, 2011, among the Company as Borrower, the several Lenders from time to time parties thereto, Bank of America, N.A. and Wells Fargo Bank, N.A. as Co-Syndication Agents, HSBC Bank USA, N.A. and Union Bank, N.A. as Co-Documentation Agents, and JPMorgan Chase Bank, N.A. as Administrative Agent

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2011	SYNOPSYS, INC.

/s/ Brian E. Cabrera
Brian E. Cabrera
Vice President, General Counsel
and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Title

10.43	Credit Agreement, dated October 14, 2011, among the Company as Borrower, the several Lenders from time to time parties thereto, Bank of America, N.A. and Wells Fargo Bank, N.A. as Co-Syndication Agents, HSBC Bank USA, N.A. and Union Bank, N.A. as Co-Documentation Agents, and JPMorgan Chase Bank, N.A. as Administrative Agent